BB&T VARIABLE INSURANCE FUNDS

BB&T Large Cap Growth VIF and
BB&T Large Cap VIF

AGREEMENT AND PLAN OF REORGANIZATION


	This Agreement and Plan of Reorganization, having been approved by the Board of Trustees of BB&T Variable Insurance Funds, is made as of December 5, 2006 between BB&T Variable Insurance Funds, on behalf of BB&T Large Cap Growth VIF and BB&T Large Cap VIF, and BB&T Asset Management, Inc. (the "Plan").
The capitalized terms used herein shall have the meaning ascribed to them in this Plan.

1.	Overview of Plan of Reorganization

      (a) The BB&T Large Cap Growth VIF ("Large Cap Growth VIF") will sell, assign, convey, transfer and deliver to BB&T Large Cap VIF ("Large Cap VIF"), and Large Cap VIF will acquire, on the Exchange Date, all of the properties and assets existing at the Valuation Time in Large Cap Growth VIF, subject to liabilities.

      In consideration therefor, Large Cap VIF shall, on the Exchange Date, assume all of the liabilities of Large Cap Growth VIF existing at the Valuation Time and transfer to Large Cap Growth VIF a number of full and fractional units of beneficial interest ("Shares") of Large Cap VIF having an aggregate net asset value equal to the value of the assets of Large Cap Growth VIF transferred to Large Cap VIF on such date less the value of all of the liabilities of Large Cap Growth VIF assumed by Large Cap VIF on that date. It is intended that the reorganization described in this Plan shall be a tax-free reorganization under
Section 368 of the Internal Revenue Code of 1986, as amended
(the "Code").

      (b) Upon consummation of the transaction described in paragraph 1(a) of this Plan, Large Cap Growth VIF in complete liquidation shall distribute to its respective shareholders of record as of the Exchange Date the Large Cap VIF Shares received by it, each shareholder being entitled to receive that number of such Large Cap VIF Shares equal to the total of (i) the proportion which the number of Shares of Large Cap Growth VIF held by such shareholder bears to the number of such Shares of Large Cap Growth VIF outstanding on such date multiplied by (ii) the total number of Large Cap VIF Shares received by the Large Cap Growth VIF, as of the Exchange Date. Large Cap Growth VIF shareholders of record will receive Shares of Large Cap VIF.

2.	Representations and Warranties of BB&T Variable Insurance
Funds.  Each of BB&T Variable Insurance Funds, Large Cap VIF and
Large Cap Growth VIF warrant to and agree that:

      (a) BB&T Variable Insurance Funds is a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts and has power to carry on its business as it is now being conducted and to carry out this Plan. Each of BB&T Variable Insurance Funds, Large Cap Growth VIF and Large Cap VIF is not required to qualify as a foreign association in any jurisdiction. Each of BB&T Variable
Insurance Funds, Large Cap Growth VIF and Large Cap VIF has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on business as now being conducted and to fulfill the terms of this Plan, except as set forth in Section 2(i).

      (b) BB&T Variable Insurance Funds is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

      (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of investments (indicating their market values) for each of Large Cap Growth VIF and Large Cap VIF for the year ended December 31, 2005 and six-month period ended June 30, 2006, fairly present the financial position of each of Large Cap Growth VIF and Large Cap VIF as of such date, and said statements of operations and changes in net assets and financial highlights fairly reflect the results of operations, changes in net assets and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles.

      (d) The prospectuses of each of Large Cap Growth VIF and Large Cap VIF dated May 1, 2006, as amended, as filed with the Securities and Exchange Commission (the "Commission") (the "Prospectuses") and the Statement of Additional Information for BB&T Variable Insurance Funds, dated May 1, 2006, as amended (the "Statement of Additional Information"), as filed with the Commission, did not as of such date, and will not as of the Exchange Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of BB&T Variable Insurance Funds, Large Cap Growth VIF or Large Cap VIF, overtly threatened against BB&T Variable Insurance Funds, Large Cap Growth VIF or Large Cap VIF, which assert liability on the part of BB&T Variable Insurance Funds, Large Cap Growth VIF or Large Cap VIF.

      (f) There are no material contracts outstanding to which BB&T Variable Insurance Funds, Large Cap Growth VIF or Large Cap VIF is a party, other than as disclosed in BB&T's Prospectuses and Statement of Additional Information or in the Registration Statement.

      (g) Large Cap Growth VIF has no known liabilities of a material nature, contingent or otherwise, other than those shown on its statement of assets and liabilities as of June 30, 2006, referred to above and those incurred in the ordinary course of the business of BB&T Variable Insurance Funds as an investment company or Large Cap Growth VIF since such date. Prior to the Exchange Date, Large Cap Growth VIF will advise Large Cap VIF of all known material liabilities, contingent or otherwise, incurred by it subsequent to June 30, 2006, whether or not incurred in the ordinary course of business.

      (h) As of the Exchange Date, BB&T Variable Insurance Funds and each of Large Cap Growth VIF and Large Cap VIF will have filed all federal and other tax returns which, to the knowledge of BB&T Variable Insurance Funds' officers, have been required to be filed by Large Cap Growth VIF or Large Cap VIF, respectively, and will have paid or will pay all federal and other taxes shown to be due on such returns or on any assessments received by Large Cap Growth VIF or Large Cap VIF, respectively. As of the Exchange Date, to such officers' knowledge, each of Large Cap Growth VIF and Large Cap VIF (i) will have adequately provided for all tax liabilities on its books, (ii) will not have had any tax deficiency or liability asserted against it, or question with respect thereto raised, and (iii) will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

      (i) As used in this Plan, the term "Investments" shall mean the Large Cap Growth VIF's investments shown on the schedule of its portfolio investments as of June 30, 2006, referred to in Section 2(c) hereof, as supplemented with such changes as BB&T Variable Insurance Funds or the Large Cap Growth VIF shall make after June 30, 2006, which changes shall be disclosed to BB&T Variable Insurance Funds and the Large Cap VIF, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions.

      (j) Each of Large Cap Growth VIF and Large Cap VIF has elected to qualify and has qualified as, and has met the requirements of subchapter M of the Code for treatment as, a "regulated investment company" within the meaning of Section 851 of the Code in respect of each taxable year since the commencement of operations, and will continue to meet such requirements at all times through the Exchange Date. Neither Large Cap Growth VIF nor Large Cap VIF has at any time since its inception been liable (nor is now liable) for any material income or excise tax pursuant to Section 852 or 4982 of the Code. Each of Large Cap Growth VIF and Large Cap VIF is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and to withholding in respect of dividends and other distributions to shareholders, and is not liable for any material penalties which could be imposed thereunder.

	(k) For all taxable years and all applicable quarters of Large Cap Growth VIF from the date of its inception, the assets of Large Cap Growth VIF have been sufficiently diversified that each segregated asset account investing all its assets in Large Cap Growth VIF was adequately diversified within the meaning of
Section 817(h) of the Code and applicable regulations thereunder. For all taxable years and all applicable quarters of Large Cap VIF from the date of its inception, the assets of Large Cap VIF have been sufficiently diversified that each segregated asset account investing all its assets in Large Cap VIF was adequately diversified within the meaning of Section 817(h) of the Code and applicable regulations thereunder.

      (l) No consent, approval, authorization or order of any governmental authority is required for the consummation by BB&T Variable Insurance Funds, Large Cap Growth VIF or Large Cap VIF of the transaction contemplated by this Plan, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or Blue Sky laws or the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

      (m) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 2(i), BB&T Variable Insurance Funds on behalf of Large Cap VIF will have full right, power and authority to purchase the Investments and any other assets and assume the liabilities of Large Cap Growth VIF to be transferred to Large Cap VIF pursuant to this Plan.

      (n) The Registration Statement, the Prospectuses and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to BB&T Variable Insurance Funds, Large Cap Growth VIF and Large Cap VIF: (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) and at the Exchange Date, the Prospectuses, as amended or supplemented by any amendments or supplements filed with the Commission by BB&T Variable Insurance Funds, Large Cap Growth VIF or Large Cap VIF, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectuses or the Proxy Statement made in reliance upon and in conformity with information furnished by Large Cap Growth VIF or Large Cap VIF for use in the Registration Statement, the Prospectuses or the Proxy Statement.

      (o)  Large Cap VIF Shares to be issued to each of Large Cap
Growth VIF have been duly authorized and, when issued and delivered pursuant to this Plan and the Prospectuses, will be legally and validly issued and will be fully paid and nonassessable by BB&T Variable Insurance Funds and no shareholder of BB&T Variable Insurance Funds will have any preemptive right of subscription or purchase in respect thereof.

      (p)  The issuance of Large Cap VIF Shares pursuant to this
Plan will be in compliance with all applicable federal and state securities laws.

      3.	Reorganization.   (a)  Subject to the requisite
approval of the shareholders of Large Cap Growth VIF (in respect of the Large Cap Growth VIF Reorganization, as hereafter defined) and to the other terms and conditions contained herein (including Large Cap Growth VIF's obligation described in
Section 9(j) hereof to distribute to its respective shareholders all of its undistributed investment company taxable income (as defined in Section 852 of the Code), if any, and net capital gain (as defined Section 1222 of the Code)), Large Cap Growth VIF will agree to sell, assign, convey, transfer and deliver to Large Cap VIF, and Large Cap VIF will agree to acquire from Large Cap Growth VIF, on the Exchange Date all of the Investments and all of the cash and other assets of Large Cap Growth VIF, subject to liabilities, in exchange for that number of Shares of Large Cap VIF provided for in Section 4 and the assumption by Large Cap VIF of all of the liabilities of Large Cap Growth VIF. Pursuant to this Plan, Large Cap Growth VIF will, as soon as practicable after the Exchange Date, distribute in liquidation all of the Large Cap VIF Shares received by it to its shareholders in exchange for their respective Shares of Large Cap Growth VIF.

      (b) BB&T Variable Insurance Funds, on behalf of Large Cap Growth VIF, will pay or cause to be paid to Large Cap VIF any interest and cash dividends received by it on or after the Exchange Date with respect to the Investments transferred to Large Cap VIF hereunder. BB&T Variable Insurance Funds, on behalf of Large Cap Growth VIF, will transfer to Large Cap VIF any rights, stock dividends, or other securities received by Large Cap Growth VIF after the Exchange Date as stock dividends or other distributions on or with respect to the Investments transferred, which rights, stock dividends, and other securities shall be deemed included in the assets transferred to Large Cap VIF at the Exchange Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Exchange Date shall be included in the determination of the value of the assets of Large Cap Growth VIF acquired by Large Cap VIF.

      4.	Exchange Date; Valuation Time.  On the Exchange Date,
Large Cap VIF will deliver to Large Cap Growth VIF a number of
Large Cap VIF Shares having an aggregate net asset value equal to the value of the assets attributable to each corresponding class of Shares of Large Cap Growth VIF acquired by Large Cap
VIF, less the value of the liabilities of Large Cap Growth VIF assumed, determined as hereafter provided in this Section 4.

      (a) Subject to Section 4(d) hereof, the value of Large Cap Growth VIF's net assets will be computed as of the Valuation
Time using the valuation procedures for Large Cap VIF set forth in the BB&T Prospectuses and BB&T Statement of Additional Information. In no event shall the same security held by the Large Cap Growth VIF and BB&T Variable Insurance Funds be valued at different prices.

      (b) Subject to Section 4(d) hereof, the net asset value of a Share of Large Cap VIF will be determined to the nearest full cent as of the Valuation Time, using the valuation procedures set forth in the BB&T Prospectuses for Large Cap VIF.

      (c) Subject to Section 4(d), the Valuation Time shall be 4:00 p.m. Eastern Standard time on January 26, 2007, or such earlier or later days as may be established by the proper officers of BB&T Variable Insurance Funds (the "Valuation Time").

      (d) No formula will be used to adjust the net asset value of Large Cap Growth VIF or Large Cap VIF to take into account differences in realized and unrealized gains and losses.

      (e) Large Cap VIF shall issue its Shares to Large Cap Growth VIF on one share deposit receipt registered in the name of Large Cap Growth VIF. Large Cap Growth VIF shall distribute in liquidation the Large Cap VIF Shares received by it hereunder pro rata to its shareholders by redelivering such share deposit receipt to BB&T Variable Insurance Funds' transfer agent which will as soon as practicable set up open accounts for each Large Cap Growth VIF shareholder, in accordance with written instructions furnished by Large Cap Growth VIF.

      (f) Large Cap VIF shall assume all liabilities of Large Cap Growth VIF, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of Large Cap Growth VIF or otherwise, except that recourse for assumed liabilities relating to Large Cap Growth VIF will be limited to Large Cap VIF.

	5.	Expenses, Fees, etc.   (a)  All fees and expenses
incurred by Large Cap Growth VIF, Large Cap VIF and/or BB&T
Asset Management, Inc. (the investment adviser of both Large Cap Growth VIF and Large Cap VIF) directly in connection with the consummation of the transaction contemplated by this Plan will be borne by BB&T Asset Management, Inc., including the costs of proxy materials, proxy solicitations and legal expenses. All such fees and expenses incurred and so borne by BB&T Asset Management, Inc. will be solely and directly related to the transaction contemplated by this Plan and will be paid directly by BB&T Asset Management, Inc. to the relevant providers of services or other payees, in accordance with the principles set forth in Revenue Ruling 73-54, 1973-1 C.B. 187. Fees and expenses not incurred directly in connection with the consummation of the transaction contemplated by this Plan will be paid by the party directly incurring such expenses. Notwithstanding any of the foregoing, fees and expenses shall in any event be paid by the party directly incurring such fees and expenses if and to the extent that the payment by BB&T Asset Management, Inc. of such fees and expenses would result in the disqualification of such party as a regulated investment company within the meaning of Section 851 of the Code. Large Cap Growth VIF shareholders will pay their respective expenses, if any, incurred in connection with the transaction contemplated by this Plan. BB&T Asset Management, Inc. nor Large Cap Growth VIF nor Large Cap VIF will pay Large Cap Growth VIF shareholders' expenses.

       (b) Notwithstanding any other provisions of this Plan, if for any reason the transaction contemplated by this Plan is not consummated, no party shall be liable to the other party for any damages resulting therefrom, including without limitation consequential damages.

      6.	Permitted Assets.  BB&T Variable Insurance Funds and
Large Cap Growth VIF will agree to review the assets of Large
Cap Growth VIF to ensure that at any time prior to the Exchange
Date the assets of Large Cap Growth VIF do not include any assets that Large Cap VIF is not permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security that, prior to its acquisition by Large
Cap Growth VIF, is unsuitable for Large Cap VIF to acquire.

 	7.	Exchange Date.  Delivery of the assets of Large Cap
Growth VIF to be transferred, assumption of the liabilities of Large Cap Growth VIF to be assumed, and the delivery of Large
Cap VIF Shares to be issued shall be made at the offices of BB&T Variable Insurance Funds, 3435 Stelzer Road, Columbus, OH 43219, at 9:00 a.m. Eastern standard time on January 29, 2007, or at such other times and dates established by the proper officers of BB&T Variable Insurance Funds, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

      8.	Special Meeting of Shareholders; Dissolution.   (a)
Large Cap Growth VIF will agree to call a special meeting of the shareholders as soon as is practicable after the effective date of the Registration Statement for the purpose of considering the sale of all of the assets of Large Cap Growth VIF to and the assumption of all of the liabilities of Large Cap Growth VIF by Large Cap VIF as herein provided, and approving this Plan, and it shall be a condition to the obligations of each of the parties hereto that the holders of the Shares of Large Cap
Growth VIF shall have approved this Plan and the transaction contemplated herein in the manner required by law and BB&T
Variable Insurance Funds' Declaration of Trust and Bylaws at such a meeting on or before the Valuation Time.

    	9.	Conditions to Be Met Regarding the Transaction.  The
consummation by the Large Cap Growth VIF and Large Cap VIF of the reorganization of the Large Cap Growth VIF with and into the Large Cap VIF ("Large Cap Growth VIF Reorganization") shall be subject to the following conditions:

      (a) This Plan shall have been adopted and the transaction contemplated hereby, shall have been approved by the shareholders of Large Cap Growth VIF in the manner required by law.

      (b) Large Cap Growth VIF shall have furnished to Large Cap VIF a statement of each of Large Cap Growth VIF's assets and liabilities, with values determined as provided in Section 3 of this Plan, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on Large Cap Growth VIF's behalf by its President (or any Vice President) and Treasurer, and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of Large Cap Growth VIF since June 30, 2006, other than changes in the Investments since that date or changes in the market value of the Investments, or changes due to net redemptions of Shares of Large Cap Growth VIF, dividends paid or losses from operations.

      (c) As of the Valuation Time and as of the Exchange Date, all representations and warranties of BB&T Variable Insurance Funds, Large Cap VIF and Large Cap Growth VIF made in Section 2 of this Plan are true and correct in all material respects as if made at and as of such dates, Large Cap Growth VIF has complied with all requirements of this Plan to be performed or satisfied at or prior to each of such dates, and Large Cap Growth VIF shall have furnished to Large Cap VIF a statement, dated the Exchange Date, signed by BB&T Variable Insurance Funds' President (or any Vice President) and Treasurer certifying those facts as of such dates.

      (d) There shall not be any material litigation pending with respect to the matters contemplated by this Plan.

      (e) BB&T Variable Insurance Funds shall have received an opinion of Ropes & Gray LLP dated the Exchange Date to the effect that: (i) BB&T Variable Insurance Funds is a business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts, and neither BB&T Variable Insurance Funds, Large Cap Growth VIF nor Large Cap VIF is, to the knowledge of such counsel, required to qualify to do business as a foreign association in any jurisdiction; (ii) BB&T Variable Insurance Funds and Large Cap Growth VIF have power to sell, assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transaction contemplated hereby in accordance with the terms of this Plan, BB&T Variable Insurance Funds and Large Cap Growth VIF will have duly sold, assigned, conveyed, transferred and delivered such Investments and other assets to Large Cap VIF;
(iii) the adoption of this Plan did not, and the consummation of the transaction contemplated hereby will not, violate BB&T Variable Insurance Funds' Declaration of Trust or Bylaws, as amended, or any provision of any agreement known to such counsel to which BB&T Variable Insurance Funds is a party or by which it is bound; (iv) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by BB&T Variable Insurance Funds of the transaction contemplated hereby, except such as have been obtained under the Securities Act of 1933 (the "1933 Act"), the Securities Exchange Act of 1934 ("the 1934 Act") and the 1940 Act; (v) this Plan has been duly authorized by BB&T Variable Insurance Funds and is a valid and binding obligation of BB&T Variable Insurance Funds; and (vi) the Shares of Large Cap VIF to be delivered to Large Cap Growth VIF as provided for by this Plan are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by BB&T Variable Insurance Funds and no shareholder of BB&T Variable Insurance Funds has any preemptive right to subscription or purchase in respect thereof.

      (f) With respect to the Large Cap Growth VIF Reorganization, BB&T Variable Insurance Funds, on behalf of Large Cap Growth VIF and Large Cap VIF shall have received an opinion of Ropes & Gray LLP addressed to Large Cap Growth VIF and Large Cap VIF and dated the Exchange Date (which opinion will be based upon certain factual representations and subject to certain qualifications) to the effect that, on the basis of the existing provisions of the Code, Treasury Regulations, current administrative rules and court decisions, generally for federal income tax purposes, except as noted below: (i) the transaction contemplated by this Plan will constitute a reorganization within the meaning of Section 368(a) of the Code, and Large Cap VIF and Large Cap Growth VIF will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by Large Cap VIF upon the receipt of the assets of Large Cap Growth VIF in exchange for Large Cap VIF Shares and the assumption by Large Cap VIF of the liabilities of Large Cap Growth VIF; (iii) the basis in the hands of Large Cap VIF of the assets of Large Cap Growth VIF transferred to Large Cap VIF in the transaction contemplated by this Plan will be the same as the basis of such assets in the hands of Large Cap Growth VIF immediately prior to the transfer; (iv) the holding periods of the assets of Large Cap Growth VIF in the hands of Large Cap VIF will include the periods during which such assets were held by Large Cap Growth VIF; (v) no gain or loss will be recognized by Large Cap Growth VIF upon the transfer of Large Cap Growth VIF's assets to Large Cap VIF in exchange for Large Cap VIF Shares and the assumption by Large Cap VIF of the liabilities of Large Cap Growth VIF, or upon the distribution of Large Cap VIF Shares by Large Cap Growth VIF to its shareholders in liquidation; (vi) no gain or loss will be recognized by Large Cap Growth VIF shareholders upon the exchange of their Large Cap Growth VIF Shares for Large Cap VIF Shares; (vii) the aggregate basis of Large Cap VIF Shares a Large Cap Growth VIF shareholder receives in connection with the transaction contemplated by this Plan will be the same as the aggregate basis of his or her Large Cap Growth VIF exchanged therefor; (viii) a Large Cap Growth VIF shareholder's holding period for his or her Large Cap VIF Shares will be determined by including the period for which he or she held the Large Cap Growth VIF Shares exchanged therefor, provided that he or she held such Large Cap Growth VIF Shares as capital assets; and (ix) Large Cap VIF will succeed to, and take into account the items of Large Cap Growth VIF described in Section 318(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury regulations thereunder. The opinion will express no view with respect to the effect of the reorganization on any transferred asset as to which any unrealized gain or loss is required to be recognized at the end of a taxable year (or on the termination or transfer thereof) under federal income tax principles.

      (g) The assets of Large Cap Growth VIF to be acquired by Large Cap VIF will include no assets which Large Cap VIF, by reason of limitations contained in its Declaration of Trust or of investment restrictions disclosed in BB&T Prospectuses and SAI in effect on the Exchange Date, may not properly acquire. BB&T Variable Insurance Funds shall not change BB&T Variable Insurance Funds' Declaration of Trust and BB&T Prospectuses so as to restrict permitted investments for Large Cap VIF except as required by the Commission or any state regulatory authority.

      (h) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of BB&T Variable Insurance
Funds, contemplated by the Commission and or any state regulatory authority.

	(i) BB&T Variable Insurance Funds shall have received from the Commission such order or orders as Ropes & Gray LLP deems reasonably necessary or desirable under the 1933 Act, the 1934
Act, the 1940 Act in connection with the transaction contemplated hereby, and that all such orders shall be in full force and effect.

	(j) Prior to the Exchange Date, the Large Cap Growth VIF shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders (a) all of the excess of (x) its investment income excludable from gross income under Section 103 of the Code over (y) its deductions disallowed under Section 265 and 171 of the Code, (b) all of its investment company taxable income (in each case computed without regard to any deduction for dividends paid), and (c) all of its net capital gain realized (after reduction for any capital loss carryover), in each case for both the current taxable year (which will end on the Exchange Date) and the immediately preceding taxable year.

      (k) With respect to the Large Cap Growth VIF Reorganization, Large Cap Growth VIF shall have furnished to Large Cap VIF a certificate, signed by the President (or any Vice President) and the Treasurer of BB&T Variable Insurance Funds, as to the tax cost to Large Cap Growth VIF of the securities delivered to Large Cap VIF pursuant to this Plan, together with any such other evidence as to such tax cost as Large Cap VIF may reasonably request.

      (l) BB&T Variable Insurance Funds shall have received from the custodian of BB&T Variable Insurance Funds a certificate identifying all of the assets of Large Cap Growth
VIF held by such custodian as of the Valuation Time.

      (m) The transfer agent of BB&T Variable Insurance Funds shall have provided to BB&T Variable Insurance Funds (i) a record specifying the number of Shares of Large Cap Growth VIF outstanding as of the Valuation Time and (iii) a record specifying the name and address of each holder of record of any such Shares of Large Cap Growth VIF and the number of Large Cap Growth VIF Shares held of record by each such shareholder as of the Valuation Time. Large Cap Growth VIF's transfer agent shall also have provided BB&T Variable Insurance Funds with a certificate confirming that the acts specified in the preceding sentence have been taken and that the information so supplied is complete and accurate to the best knowledge of the transfer agent.

	(n) 	BB&T Variable Insurance Funds, on behalf of Large Cap
VIF, shall have executed and delivered an Assumption of Liabilities dated as of the Exchange Date pursuant to which Large Cap VIF will assume all of the liabilities of Large Cap
Growth VIF existing at the Valuation Time in connection with the transaction contemplated by this Plan, other than liabilities pursuant to this Plan.

   	(o) BB&T Variable Insurance Funds, on behalf of Large Cap Growth VIF, shall have executed and delivered an instrument of transfer ("Transfer Document") and any other certificates or documents BB&T Variable Insurance Funds may deem necessary or desirable to transfer Large Cap Growth VIF's entire right, title and interest in and to the Investments and all other assets of Large Cap Growth VIF.

      10.	No Broker, etc.  There is no person who has dealt with
BB&T Variable Insurance Funds, Large Cap Growth VIF or Large Cap
VIF who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transaction contemplated by this Plan.

      11.	Termination.  BB&T Variable Insurance Funds may, by
consent of its Trustees, terminate this Plan, and BB&T Variable
Insurance Funds, after consultation with counsel, may modify this Plan in any manner deemed necessary or desirable.

      12.	Covenants, etc. Deemed Material.  All covenants,
agreements, representations and warranties made under this Plan and any certificates delivered pursuant to this Plan shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

      13.	Sole Plan; Amendments.  This Plan supersedes all
previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may be changed only by duly adopted resolution of the Board of Trustees of BB&T Variable Insurance Funds, and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

	14.	Rule 145. Pursuant to Rule 145 under the 1933 Act,
BB&T Variable Insurance Funds will, in connection with the issuance of any Shares of the Large Cap VIF to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145(c), cause to be affixed upon the certificates issued to such person (if any) a legend as follows:

 THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO BB&T VARIABLE INSURANCE FUNDS OR ITS PRINCIPAL UNDERWRITER UNLESS (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO BB&T FUNDS SUCH REGISTRATION IS NOT REQUIRED.

      15.	BB&T Variable Insurance Funds' Declaration of Trust
BB&T Variable Insurance Funds is a business trust organized under Massachusetts law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "BB&T Variable Insurance Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of BB&T Variable Insurance Funds personally, but bind only the assets of BB&T Variable Insurance Funds and all persons dealing with any series or funds of BB&T Variable
Insurance Funds, such as Large Cap VIF, must look solely to the assets of BB&T Variable Insurance Funds belonging to such series or funds for the enforcement of any claims against BB&T Variable Insurance Funds.

[Signature Page Follows]




	This Agreement may be executed in any number of counter-parts, each of which, when executed and delivered, shall be deemed to be an original.

                                BB&T VARIABLE INSURANCE FUNDS,
                                on behalf of BB&T Large Cap VIF and
                                BB&T Large Cap Growth VIF


                                By:	_/s/ Todd Miller__
						Name: Todd Miller
						Title: Vice President


                                BB&T ASSET MANAGEMENT, INC.,
                                with respect to Section 5 only


                                By:	_/s/ E. G. Purcell, III__
                                	Name: E. G. Purcell, III
                                	Title: Senior Vice President